UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01341	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3075 West Ray Road Suite 525 Chandler, Arizona	85226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On November 16, 2020, Susan Echard, the Chief Financial Officer and Treasurer of Trinity Capital Inc. (the “Company”), resigned from her position as the Chief Financial Officer and Treasurer of the Company, effective immediately, which was accepted by the board of directors of the Company (the “Board”). There was no disagreement between Ms. Echard and the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Officer

On November 16, 2020, the Board appointed David Lund to serve as the Chief Financial Officer and Treasurer of the Company, effective immediately. Mr. Lund, age 66, also serves, and will continue to serve, as the Executive Vice President — Finance and Strategic Planning of the Company.

David Lund has served as the Company’s Executive Vice President — Finance and Strategic Planning since September 2019. Mr. Lund has been a partner at Ravix Group Inc., a provider of outsourced accounting, financial consulting and financial management services, since 2016. Prior to that, Mr. Lund was the Chief Financial Officer at Hercules Capital, Inc., a business development company that is traded on the New York Stock Exchange, from 2005 to 2011, and acted in an interim capacity in that role from 2017 to 2019. Mr. Lund has over 35 years of financial consulting and executive leadership experience working with both private and publicly traded companies. From 2011 to 2016, Mr. Lund served as Chief Financial Officer and Consultant of White Oak Global Advisors LLC where he was Chairman of the Valuation Committee was responsible for financial and tax reporting for various partnerships, managed the audit process for multiple investment vehicles, and was involved in fund structuring and operational initiatives.

Mr. Lund may receive equity and equity-based compensation for his services as an executive officer of the Company consistent with the 2019 Trinity Capital Inc. Long-Term Incentive Plan when such plan becomes effective, as described under the heading “Executive Compensation” in the Company’s definitive proxy statement for its 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2020. In addition, Mr. Lund has entered into the Company’s standard indemnification agreement, the form of which was previously filed with the SEC on January 16, 2020 as Exhibit 10.13 to the Company’s initial Registration Statement on Form 10 (File No. 000-56139).

There are no arrangements or understandings between Mr. Lund and any other person pursuant to which he was selected as Chief Financial Officer and Treasurer of the Company. There are no family relationships between Mr. Lund and any director or executive officer of the Company, and there are no transactions involving Mr. Lund requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

November 19, 2020	By:	/s/ Steven L. Brown
		Name:	Steven L. Brown
		Title:	Chief Executive Officer